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                                                                       EXHIBIT 3

                        AGREEMENT REGARDING JOINT FILING

         Pursuant to Securities and Exchange Commission Regulation 240.13d-1(k)(l), the undersigned agree that a statement may be filed on behalf of each of the undersigned persons by Alloy, Inc. with respect to the Class A Common Stock of dELiA*s Corp. Further, each of the undersigned agrees that Alloy Inc., by any of its duly elected officers, shall be authorized to sign from time to time on behalf of the undersigned, any amendments to this Schedule 13D or any statements on Schedule 13G relating to dELiA*s Corp. which may be necessary or appropriate from time to time.


Dated: August 8, 2003

                            ALLOY, INC., a Delaware corporation


                            By: /s/ Samuel A. Gradess
                                ------------------------------------------------
                                Name: Samuel A. Gradess
                                Title: Chief Financial Officer / Secretary

                            DODGER ACQUISITION CORP., a Delaware corporation

                            By: /s/ Samuel A. Gradess
                                ------------------------------------------------
                                Name: Samuel A. Gradess
                                Title: Treasurer